                                   EXHIBIT 21

         SUBSIDIARIES OF CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                                                                     SHAREHOLDINGS AS OF
                                             DIRECT OR INDIRECT           YEAR END
                                             ------------------      -------------------
Cybernet Internet-Dienstleistungen AG              Direct                    100%
Germany

Cybernet Internet Beteiligungs -GmbH              Indirect                   100%
Germany

Open:net GmbH                                     Indirect                   100%
Germany

Novento Telecom AG                                 Direct                    100%
Germany

Cybernet Network Services GmbH                     Direct                    100%
Germany

Cybernet Network Services GmbH                    Indirect                   100%
Switzerland AG

sunweb Internet Services GmbH                     Indirect                   100%
Germany

Cybernet (Schweiz) AG                              Direct                    100%
Switzerland

Cybernet Sagl Lugano                               Direct                    100%
Switzerland

Multicall Telefonmarketing AG                      Direct                    100%
Germany